                                                                    EXHIBIT 21.1
                                                                    ------------

The following is a list of subsidiaries of RPM, Inc.(1) as of June 27, 2001.


                                                              JURISDICTION OF
NAME                                                          INCORPORATION
----                                                          -------------

American Emulsions Co., Inc.                                  Georgia
         Select Dye & Chemical, Inc.                          Georgia
Bondex International, Inc.                                    Ohio
Bondo Corporation                                             Ohio
Carboline Company                                             Delaware
         Carboline International Corporation(2)               Delaware
                  Carboline Dubai Corporation                 Missouri
Chemical Coatings, Inc.                                       North Carolina
Chemical Specialties Manufacturing Corp.                      Maryland
Consolidated Coatings Corporation                             Ohio
DAP Products Inc.(3)                                          Delaware
Day-Glo Color Corp.                                           Ohio
Dryvit Holdings, Inc.                                         Delaware
         Dryvit Systems, Inc.(4)                              Rhode Island
                  Dryvit Systems New Zealand Limited          New Zealand
                  Metro Clean Systems, Inc.                   Delaware
                  Tech 21 Panel Systems, Inc.                 Rhode Island
                  Ultra-Tex Surfaces, Inc.                    California
Fibergrate Composite Structures Incorporated                  Delaware
         Chemgrate (Asia), Inc.(5)                            Washington
         Chemgrate Corporation                                Washington
         Chem-Grate Corporation                               Tennessee
         Chemgrate (PRC), Inc.(6)                             Washington
         Fibergrate Corporation(7)                            Texas
First Colonial Insurance Company, Inc.                        Vermont
Former DC, Inc.                                               Illinois
Guardian Products, Inc.                                       Delaware
K-C Divestiture Corp. of Delaware                             Delaware
Kop-Coat, Inc.                                                Ohio
         K-C Divestiture Corp.                                New York
         Kop-Coat New Zealand Limited                         New Zealand
                  Agpro (N.Z.) Limited                        New Zealand
Mohawk Finishing Products, Inc.                               New York
Republic Powdered Metals, Inc.                                Ohio
RPM Asia Pte. Ltd.                                            Singapore
         Alumanation (M) Sdn. Bhd.                            Malaysia
         Espan Corporation Pte. Ltd.                          Singapore
         RPM China Pte. Ltd.                                  Singapore

                   Magnagro Industries Pte. Ltd.(8)         Singapore
                         Dryvit Wall Systems (Suzhou)
                           Co. Ltd.                         China
RPM Consumer Group, Inc.                                    Ohio
RPM-e/c, Inc.                                               Ohio
RPM Enterprises, Inc.                                       Delaware
RPM of Mass, Inc.                                           Massachusetts
         Haartz-Mason, Inc.                                 Massachusetts
         Westfield Coatings Corporation                     Massachusetts
RPM Wood Finishes Group, Inc.(9)                            Nevada
RPM World Trade, Inc.                                       Delaware
RPM World Trade, Ltd.                                       Virgin Islands
Rust-Oleum Corporation(10)                                  Illinois
         ROC Sales, Inc.(11)                                Illinois
         Rust-Oleum Holding, Inc.(12)                       Delaware
         Rust-Oleum International Corporation(13)           Delaware
         Rust-Oleum Sales Company, Inc.                     Ohio
StonCor Group, Inc.(14)                                     Delaware
         Parklin Management Group, Inc.(15)                 New Jersey
         StonCor Distribution, Inc.(16)                     Delaware
         Stonhard Agencia en Chile                          Chile
         Stonhard South America Ltda.                       Brazil
TCI, Inc.                                                   Georgia
The Euclid Chemical Company(17)                             Ohio
         Euclid Chemical International Sales Corp.(18)      Ohio
         Grandcourt N.V.(19)                                Netherlands Antilles
         Redwood Transport, Inc.(20)                        Ohio
The Flecto Company, Inc.(21)                                California
The Testor Corporation                                      Ohio
         Testor Australia Pty. Limited                      Australia
Tremco  Incorporated(22)                                    Ohio
         Paramount Technical Products, Inc.                 South Dakota
         Tremco A.B.                                        Sweden
         Tremco Asia Pacific Pty. Limited                   Australia
                  PABCO Products Pty. Limited               Australia
                  Tremco Pty. Limited                       Australia
         Tremco Asia Pte. Ltd.                              Singapore
         Tremco GmbH                                        Germany
         Weatherproofing Technologies, Inc.(23)             Delaware
William Zinsser & Co. Incorporated(24)                      New Jersey
         CPC Modern Masters, Inc.                           California
         Mantrose-Haeuser Co., Inc.                         Massachusetts
         Richard E. Thibaut, Inc.                           New York
         Zinsser Distribution, Inc.(25)                     Delaware

-------------------------------------------------------------------------------

(1) RPM, Inc. owns 2.4% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by Dryvit Systems, Inc., RPM Wood Finishes Group, Inc., StonCor Group, Inc. and Tremco Incorporated.

RPM Holdco Corp. owns 100% of the outstanding shares of RPM Canada Company, a Canadian unlimited liability company.

RPM Canada Company owns 100% of the outstanding shares of RPM Canada Investment Company, a Canadian unlimited liability company.

RPM Canada Company is a 99% partner in RPM Canada, a General Partnership, an Ontario partnership. RPM Canada Investment Company is a 1% partner in RPM Canada, a General Partnership.

RPM Canada Company owns 21% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada corporation. The remaining 79% of the outstanding shares of Harry A. Crossland Investments, Ltd. are held by The Flecto Company, Inc.

Harry A. Crossland Investments, Ltd. owns 100% of the outstanding shares of Crossland Distributors Ltd., a Canadian corporation.

RPM Canada, a General Partnership owns 100% of the outstanding shares of Tremco Limited, a United Kingdom corporation.

Tremco Limited owns 100% of the outstanding shares of OY Tremco Ltd., a Finnish corporation and 100% of the outstanding shares of each of Tretolbond Limited., Tretol Group Limited and Tretol Limited, all United Kingdom corporations.

RPM Canada Company owns 10% of the outstanding shares of DAP Chile S.A., a Chilean corporation. The remaining 90% of the outstanding shares of DAP Chile S.A. are held by DAP Products Inc.

RPM Canada Company owns 100% of the outstanding shares of RPM/Europe B.V., a Netherlands corporation.

RPM/Europe B.V. owns 100% of the outstanding shares of Rust-Oleum Netherlands B.V., StonCor Benelux B.V., and Tremco B.V., all Netherlands corporations, and RPOW U.K. Limited, a United Kingdom corporation.

RPM/Europe B.V. owns 96.04% of the outstanding shares of RPM/Belgium N.V., a Belgian corporation. The remaining 3.96% of the outstanding shares of RPM/Belgium N.V. are held by Tremco Incorporated.

RPM/Belgium N.V. owns 99.8% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining .2% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Lux Consult S.A.

--------------------------------------------------------------------------------


RPM/Belgium N.V. owns 96% of the outstanding shares of Alteco Chemical S.A., a Portuguese corporation. Of the remaining outstanding shares of Alteco Chemical S.A., 1% is held by Alteco Technik GmbH and 3% are held by three directors of Alteco Chemical S.A.

RPM/Europe B.V. owns 99.99% of the outstanding shares of RPOW France S.A., a French corporation. The remaining outstanding .01% of the outstanding shares of RPOW France S.A. are held by the directors of RPOW France S.A.

RPOW France S.A. owns 99.40% of the outstanding shares of Corroline France S.A., a French corporation. The remaining .60% of the outstanding shares of Corroline France S.A. are held by the directors of Corroline France S.A.

RPOW France S.A. owns 95% of the outstanding shares of RPM Italy S.R.L, an Italian corporation. The remaining 5% of the outstanding shares of RPM Italy S.R.L. are held by RPM/Europe B.V.

RPM Italy S.R.L. owns 100% of the outstanding shares of APSA S.p.A., an Italian corporation.

RPOW France S.A. owns 99.90% of the outstanding shares of Rust-Oleum France S.A., a French corporation. The remaining .10% of the outstanding shares of Rust-Oleum France S.A. are held by the directors of Rust-Oleum France S.A.

RPOW France S.A. owns 99.90% of the outstanding shares of Stonhard France S.A.S., a French corporation. The remaining .10% of the outstanding shares are held by the directors of Stonhard France S.A.S.

RPOW U.K. Limited owns 100% of the outstanding shares of each of Bondo U.K. Limited, Carboline U.K. Limited, Chemspec Europe Limited, Dryvit U.K. Limited, Fibergrate Composite Structures Limited, Mantrose U.K. Limited, RPM Holdings UK Limited, Rust-Oleum U.K. Limited and Stonhard U.K. Limited, all United Kingdom corporations, and Stonhard (Ireland) Limited, an Irish corporation.

Mantrose U.K. Limited owns 100% of the outstanding shares of each of Agricoat Industries Limited and Wm. Zinsser Limited, both United Kingdom corporations.

RPM Holdings UK Limited owns 100% of the outstanding shares of Dore Holdings Limited, a United Kingdom corporation.

Dore Holdings Limited owns 100% of the outstanding shares of each of Amtred Limited and Nullifire Limited, both United Kingdom corporations.

Nullifire Limited owns 100% of the outstanding shares of Intumescent Technologies Limited, a Cyprus Corporation.

--------------------------------------------------------------------------------

RPM Canada Company owns 94% of the outstanding shares of Stonhard (Deutschland) GmbH, a German corporation. The remaining 6% of the outstanding shares of Stonhard (Deutschland) GmbH are held by Parklin Management Group, Inc.

Stonhard (Deutschland) GmbH owns 100% of the outstanding shares of Alteco Technik GmbH, a German corporation.

Alteco Technik GmbH owns 1% of the outstanding shares of Alteco Chemical S.A., a Portuguese company. Of the remaining outstanding shares of Alteco Chemical S.A., 96% is held by RPM/Belgium N.V. and 3% are held by three directors of Alteco Chemical S.A.

RPM, Inc. owns .32% of the outstanding shares of Radiant Color N.V., a Belgian corporation. The remaining 99.68% of the outstanding shares of Radiant Color N.V. are held by RPM/Europe B.V.

Radiant Color N.V. owns 99.99% of the outstanding shares of Martin Mathys N.V., a Belgian corporation. The remaining .01% of the outstanding shares of Martin Mathys N.V. are held by RPM/Belgium N.V.

RPM, Inc. owns 88% of the outstanding shares of RPM/Lux Consult S.A., a Luxembourg corporation. The remaining 12% of the outstanding shares of RPM/Lux Consult S.A. are held by Tremco Incorporated.

RPM/Lux Consult S.A. owns .2% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining 99.8% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Belgium N.V.

(2) Carboline International Corporation owns 89.2683% of StonCor Africa (Pty.) Ltd., a South African corporation; 49% of Carboline Korea Ltd.; 45% of Carboline Norge AS; 49% of Carboline Middle East LLC; 33.33% of Japan Carboline Company Ltd.; and 40% of CDC Carboline (India) Ltd.

StonCor Africa (Pty.) Ltd. owns 100% of Chemrite Equipment Systems (Pty.) Ltd. and StonCor Namibia (Pty.) Ltd., both South African corporations.

(3) DAP Products Inc. owns 90% of the outstanding shares of DAP Chile S.A., a Chilean corporation. The remaining 10% of the outstanding shares of DAP Chile S.A. are held by RPM Canada Company.

DAP Products Inc. owns 99% of the outstanding shares of Portazul, S.A., a Dominican Republic corporation. The remaining 1% of the outstanding shares of Portazul, S.A. are held by the directors of Portazul, S.A.

(4) Dryvit Systems, Inc. owns 12.6% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., RPM Wood Finishes Group, Inc., StonCor Group, Inc. and Tremco Incorporated.

--------------------------------------------------------------------------------

Dryvit Systems, Inc. is a 51% joint venture partner in Beijing Dryvit Chemical Building Materials Co., Ltd., a Peoples Republic of China company and a 72.96% joint venture partner in Dryvit Systems USA (Europe) sp z.oo., a Polish company.

(5) Chemgrate (Asia), Inc. owns 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd., a Chinese corporation. The remaining 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd. are held by Chemgrate
(PRC), Inc.

(6) Chemgrate (PRC), Inc. owns 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd., a Chinese corporation. The remaining 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd. are held by Chemgrate
(Asia), Inc.

(7) Fibergrate Corporation owns 50% of Fibergrate B.V., a Netherlands corporation.

(8) Magnagro Industries Pte. Ltd. owns 90% of the outstanding shares of Shanghai Ban Lee Heng Construction Co., Ltd., a Chinese corporation.

(9) RPM Wood Finishes Group, Inc. owns 8.5% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., StonCor Group, Inc. and Tremco Incorporated.

(10) Rust-Oleum Corporation owns 99% of Rust-Oleum (Chile) Ltda, a Chilean limited liability company. The remaining 1% of the outstanding shares of Rust-Oleum (Chile) Ltda. are held by ROC Sales, Inc.

Rust-Oleum Corporation owns 99.992% of the outstanding shares of Rust-Oleum Argentina S.A., an Argentine corporation. The remaining .008% of the outstanding shares of Rust-Oleum Argentina S.A. are owned by a resident director of Rust-Oleum Argentina S.A.

(11) ROC Sales, Inc. owns 1% of the outstanding shares of Rust-Oleum (Chile) Ltda., a Chilean limited liability company. The remaining 99% of the outstanding shares of Rust-Oleum (Chile) Ltda. are held by Rust-Oleum Corporation.

(12) Rust-Oleum Holding, Inc. is the 1% general partner of ROC, Limited Partnership, a Delaware limited partnership. Rust-Oleum International Corporation is the 99% limited partner of ROC, Limited Partnership.

(13) Rust-Oleum International Corporation is the 99% limited partner of ROC, Limited Partnership, a Delaware limited partnership. Rust-Oleum Holding, Inc. is the 1% general partner of ROC, Limited Partnership.

(14) StonCor Group, Inc. owns 9.5% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., RPM Wood Finishes Group, Inc. and Tremco Incorporated.

--------------------------------------------------------------------------------

StonCor Group, Inc. owns 99% of the outstanding shares of Stonhard S.A., a Luxembourg corporation. The remaining 1% of the outstanding shares of Stonhard S.A. are held by Parklin Management Group, Inc.

StonCor Group, Inc. owns 99.25% of the outstanding shares of Stonhard S.A. de C.V. Mexico, a Mexican corporation, and 99.99% of the outstanding shares of Stonhard de Mexico S.A. de C.V., a Mexican corporation.

Stonhard S.A. de C.V. Mexico owns 100% of the outstanding shares of Plasite S.A. de C.V. Mexico, a Mexican corporation, and 100% of the outstanding shares of Stonhard S.A. de C.V., a Columbian corporation.

Stonhard de Mexico S.A. de C.V. owns 100% of the outstanding shares of Juarez Immobiliaria S.A. de C.V., a Mexican corporation.

StonCor Group, Inc. owns 80% of the outstanding shares of Multicolor S.A. Argentina I.yC., an Argentine corporation.

StonCor Group, Inc. is a 50% joint venture partner in Stonhard Distribuidora de Suelos Industriales S.A., a Spanish corporation.

StonCor Group, Inc. is the 1% general partner of Stonhard, L.P., a Delaware limited partnership. StonCor Distribution, Inc. is the 99% limited partner of Stonhard, L.P.

(15) Parklin Management Group, Inc. owns 6% of the outstanding shares of Stonhard (Deutschland) GmbH, a German corporation. The remaining 94% of the outstanding shares of Stonhard (Deutshland) GmbH are held by RPM Canada Company.

Parklin Mangement Group, Inc. owns 1% of the outstanding shares of Stonhard S.A., a Luxembourg corporation. The remaining 99% of the outstanding shares of Stonhard S.A. are held by StonCor Group, Inc.

(16) StonCor Distribution, Inc. is the 99% limited partner of Stonhard, L.P., a Delaware limited partnership. StonCor Group, Inc. is the 1% general partner of Stonhard, L.P.

(17) The Euclid Chemical Company is a 51% joint venture partner in Euclid Admixture Canada, Inc., a Canadian corporation and a 51% joint venture partner in Euclid Admixture Missippi, LLC, a Mississippi limited liability company.

The Euclid Chemical Company owns 99.997% of the outstanding shares of Eucomex S.A. de C.V., a Mexican corporation. The remaining .003% of the outstanding shares of Eucomex S.A. de C.V. are held by Redwood Transport, Inc.

--------------------------------------------------------------------------------

The Euclid Chemical Company owns 49% of the outstanding shares of Toxement S.A., a Columbian corporation. Redwood Transport, Inc. and Euclid Chemical International Sales Corp. each own .0025% of the outstanding shares of Toxement S.A. Grandcourt N.V. owns 50.99% of the outstanding shares of Toxement S.A.

(18) Euclid Chemical International Sales Corp. owns .0025% of the outstanding shares of Toxement S.A., a Columbian corporation.

(19) Grandcourt N.V. owns 50.99% of the outstanding shares of Toxement S.A., a Columbian corporation.

(20) Redwood Transport, Inc. owns .003% of the outstanding shares of Eucomex S.A. de C.V., a Mexican corporation. The remaining 99.997% of the outstanding shares of Eucomex S.A. de C.V. are held by The Euclid Chemical Company.

Redwood Transport, Inc. owns .0025% of the outstanding shares of Toxement S.A., a Columbian corporation.

(21) The Flecto Company, Inc. owns 79% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada corporation. The remaining 21% of the outstanding shares of Harry A. Crossland Investments, Ltd. are owned by RPM Canada Company.

Harry A. Crossland Investments, Ltd. owns 100% of the outstanding shares of Crossland Distributors Ltd., a Canadian corporation.

(22) Tremco Incorporated owns 67% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., RPM Wood Finishes Group, Inc. and StonCor Group, Inc.

Tremco Incorporated owns 3.96% of the outstanding shares of RPM/Belgium N.V., a Belgian corporation. The remaining 96.04% of the outstanding shares of RPM/Belgium N.V. are held by RPM/Europe B.V.

RPM/Belgium N.V. owns 99.8% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining .2% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Lux Consult S.A.

RPM/Belgium N.V. owns 96% of the outstanding shares of Alteco Chemical S.A., a Portuguese corporation. Of the remaining outstanding shares of Alteco Chemical S.A., 1% is held by Alteco Technik GmbH and 3% are held by three directors of Alteco Chemical S.A.

Tremco Incorporated and Weatherproofing Technologies, Inc. each own .0025% of the outstanding shares of Toxement S.A., a Columbian corporation.

--------------------------------------------------------------------------------

Tremco Incorporated owns 50% of the outstanding shares of Sime Tremco Sdn. Bhd., a Malaysian corporation.

Sime Tremco Sdn. Bhd. Owns 100% of the outstanding shares of each of Sime Tremco (Malaysia) Sdn. Bhd. and Sime Tremco Specialty Chemicals Sdn, Bhd., both Malaysian corporations.

Tremco Incorporated owns 99.999% of the outstanding shares of Tremco Far East Limited, a Hong Kong corporation. The remaining .001% of the outstanding shares of Tremco Far East Limited is owned by a director of Tremco Far East Limited.

Tremco Far East Limited owns 100% of the outstanding shares of Tremco (Malaysia) Sdn. Bhd., a Malaysian corporation.

Tremco Incorporated owns 12% of the outstanding shares of RPM/Lux Consult S.A., a Luxembourg corporation. The remaining 88% of the outstanding shares of RPM/Lux Consult S.A. are held by RPM, Inc.

RPM/Lux Consult S.A. owns .2% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining 99.8% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Belgium N.V.

(23) Weatherproofing Technologies, Inc. owns .0025% of the outstanding shares of Toxement S.A., a Columbian corporation.

(24) William Zinsser & Co. Incorporated is the 1% general partner of Zinsser, L.P., a Delaware limited partnership. Zinsser Distribution, Inc. is the 99% limited partner of Zinsser, L.P.

(25) Zinsser Distribution, Inc. is the 99% limited partner of Zinsser, L.P., a Delaware limited partnership. William Zinsser & Co. Incorporated is the 1% general partner of Zinsser, L.P.